Exhibit 10.9

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is entered into this 19th day of March, 2002 between Eurotrade Financial, Inc., a Texas corporation engaged in providing consulting services and finder services, through its partners, subsidiaries or affiliates located at 6371 Richmond Ave., Suite 200, Houston, Texas 77057 (“Eurotrade” or “Consultant”), and CytoGenix, Inc., a Nevada corporation located at 9881 S. Wilcrest, Houston, Texas 77099 (“CYGX,”  “Client” or the “Company”), in connection with the rendering by Eurotrade to CYGX of consulting services and finder services, as described herein below, for and in consideration of the compensation described.

WHEREAS, CYGX intends to undertake the process of raising capital and/or offering securities pursuant to Rule 506 of Regulation D promulgated under the United States Securities Act of 1933, as amended (the “Act”), and desires to retain Eurotrade to perform certain consulting services and finder services as described herein and Eurotrade is willing to render and provide such service to the Company.

THEREFORE, in consideration of the mutual agreements and covenants set forth in this Agreement, and intending to be legally bound hereby, the parties agree as follows:

1. Engagement of Consultant. The Company hereby engages and retains Consultant to render to the Company the consulting services (the “Consulting Services”) described in paragraph 2 hereof and the finder’s services described in paragraph 7 hereof (the “Finder’s Services”) for the period commencing on the date this Agreement is executed by both parties and ending one (1) year thereafter (the “Consulting Period”).  The Consulting Services and the Finder’s Services to be performed by Consultant are not mutually dependent; i.e., if Consultant performs the Consulting Services, as described in paragraph 2 below, Consultant shall be paid by the Company as described in paragraph 3 below, even if the Company is unable to consummate an Acquisition or Collaboration as defined in paragraph 7 below.

2. Description of Consulting Services. The Consulting Services rendered by Consultant hereunder shall consist of consultations with management of the Company as such management may from time to time require during the consulting period. Such consultation with management shall be with respect to financial public relations (“Financial Public Relations”), business promotion, business growth and development, including merger and acquisitions, and general business consultation.  Financial Public Relations may include the Company’s relationship with the financial community and its securities holders, the preparation and distribution of periodic reports and news releases to keep existing shareholders informed about the Company’s activities, maintaining regular communications with stockholders and brokers, and such other matters as may be agreed upon between the Company and Consultant.

3. Extent of Consulting Services. Consultant shall provide the Consulting Services, for not less than four person/days per month during the term of this Agreement (the “Minimum Consulting Services”). A “person/day” shall mean eight person/hours of one or more employees of Consultant and shall include domestic travel time for travel outside 150 mile radius of Consultant’s business address. In additional, Consultant shall be available, during the term of this Agreement for an additional one person/day per month at the request of the Company for the purpose of providing additional Consulting Services (“Additional Consulting Services”). Consultant may, but shall not be required to devote such additional time to the Company as may be requested by the Company.  Client agrees that, during reasonable periods of time prior to and during which Client is deemed to be in the process of raising capital and/or offering securities, as defined under the Act, Eurotrade will suspend its consulting services to the extent such consulting services may have an affect on the market price of Client’s securities.

4. Compensation For Consulting Services. The Company shall pay to Consultant and/or assigns as instructed by Consultant for the Minimum Consulting Services and the Financial Public Relations portion of the Consulting Services rendered hereunder, the sum of two-million-two-hundred thousand (2,200,000) shares of restricted common stock of the Company which shall be payable in the follow manner: One-million (1,000,000) shares will be due and payable to Consultant and/or assigns immediately upon signing of this Agreement, two-hundred thousand (200,000) shares will be due and payable to Consultant and/or assigns on March 31, 2002, and the remaining one-million (1,000,000) shares will be due and payable to Consultant and/or assigns in equal installments of one-hundred thousand (100,000) shares beginning on April 30, 2002 and ending on January 31, 2003.  Said two-million two-hundred thousand (2,200,000) shares of restricted common stock of the Company shall be immediately delivered to and will be held in escrow by the Honorable Ron Wilson, Attorney at Law, 6371 Richmond, Suite 210, Houston, TX 77057 (“Escrow Agent”).  Said amounts of common shares will be tendered to Ron Wilson in separate certificates as instructed in Exhibit “A”, attached hereto, in the amounts and in the name(s) as described in Exhibit “A”, all of which will be dated as of the date of this Agreement.  An Investment letter(s), attached hereto as Exhibit B, prepared by the Company and duly executed by an authorized representative will be attached to each certificate delivered to the Escrow Agent.  Mr. Wilson shall deliver each certificate to Consultant on the dates and in the amounts stated in Exhibit “A”. The shares will be earned when delivered by Escrow Agent to Consultant and/or assigns.  In addition, subject to paragraph 5 herein below, if Consultant provides Additional Consulting Services to the Company, it shall be compensated for such Additional Consulting Services at the rate of $1,200 for each such additional person/day.

Consultant shall be required to keep records indicating service performed under Paragraph 2 and 3 hereinabove.  Consultant shall submit monthly invoices to Company indicating nature and extent of said consulting services provided.

5. Accumulation of Minimum Consulting Services. The payment of Minimum Financial Consulting Services described in the preceding paragraph shall be retained by Consultant whether or not the Company has requested that Consultant provide services for at least four person/days per month during the term of this Agreement. Any person/day of Minimum Financial Consulting Services not requested in the first month in which the Company is entitled thereto may be requested in any later month during the term of this Agreement and will not be considered Additional Consulting Services, provided; however, that Consultant shall not be required to provided more than six person/days of Financial Consulting Services in any month.

6. Finder Services. Consultant, through its partners shall provide the Company with finder services (“Finder Services”) which would include the location and introduction to the Company of parties that:

A. Provide financing to CYGX or any of its subsidiaries or affiliates or who are provided financing by Consultant or any of its subsidiaries, affiliates, or contacts (“Financing Finder Services”);

B. Acquire the securities or substantially all of the assets of CYGX or any of its subsidiaries or affiliates or whose securities or substantially all of its assets are acquired by Consultant or any of its subsidiaries, affiliates, or contacts (“Acquisition Finder Services”); or

C. Enter into any agreement with Consultant or any of its subsidiaries or affiliates, respecting the licensing, joint venturing or other mutual exploitation of any asset of CYGX or such party (“Collaboration Finder Services”).

7. Compensation for Finder Services. Finder’s fees payable under this Agreement shall be payable by CYGX to Consultant with respect to or in connection with each and every transaction undertaken by Consultant as provided herein, and shall be payable as follows:

A. Financing Finder Services. Except with respect to any financing provided to CYGX by entities participating in the private placement described in Exhibit C to this Agreement, which will be current sources of financing identified by CYGX, if any financing is provided to CYGX, during the of term of this Agreement, or for a period of one (1) year after termination of this Agreement, provided such source of financing results from parties identified in writing by Consultant during the term of this Agreement, CYGX will pay to Consultant a Finder’s Fee equal to 2.0% of the total amount of the financing (gross proceeds, without offset for costs or fees).

B. Acquisition or Collaboration Finder Services.  Except with respect to parties specified in Exhibit C attached to this Agreement, if an Acquisition or Collaboration is consummated by CYGX during the term of this Agreement or for a period of three year thereafter, provided such Acquisition or Collaboration involves a party identified in writing by Consultant during the term of this Agreement, CYGX will pay to Consultant a Finder’s Fee based on the following formula:

Finder’s Fee Rate	Transaction Value
5% of the portion below	$1,000,000
plus 4% of the portion from	$1,000,000 to $1,999,999
plus 3% of the portion from	$2,000,000 to $2,999,999
plus 2% of the portion from	$3,000,000 to $3,999,999
plus 1% of the portion from	$4,000,000 to $4,999,999
plus 1% of the portion over	$5,000,000

The Transaction Value represents the total value agreed to among the parties to the transaction and will include any combination of equity securities, net assets, goodwill, consulting fees, noncompetitive agreements, equity or debt investments, royalties or any other form of payment, whether contingent or firm.  Any issuance of registered securities, in connection with the transaction, would be valued at the closing public bid price of such securities on the date of the closing the transaction.  Any unregistered securities that were issued with restrictive legends would be valued at fifty percent (50%) of the closing public asked price of such class of securities on the date of closing the transactions, or at such greater value as may be recorded for accounting purposes in accordance with generally accepted accounting principles.  If Consultant and the Company disagree as to the Transaction Value of any transaction, a Transaction Value shall be determined by an independent appraisal performed at the expense of CYGX by an independent appraiser selected by Consultant and approved by the Company.  If the Finder’s Fee includes Transaction Value amounts which are contingent upon future event(s), such Finder’s Fee will be paid either on the date such contingent amounts are paid or on such earlier date that the contingent amounts become fixed in value.  If, however, the Transaction Value amount shall not be contingent upon future events, but the consideration tendered in such transaction shall not be paid in full at the consummation of such transaction, Consultant shall receive payment within ten days after each date on which any part of such consideration is paid or received by CYGX or any of it subsidiaries or affiliates in amounts equal in each case to the Finder’s Fee multiplied by the fraction the numerator of which is the amount of the consideration received or paid by or to CYGX or any of its subsidiaries or affiliates on such date and the denominator of which is the total Transaction Value.

8. Compensation of Out-of-Pocket Expenses. The Company shall be responsible for reimbursing Consultant for reasonable, accountable, out-of-pocket expenses incurred in performing the services provided in this Agreement.  Such reimbursement would be in addition to any compensation for services as provided herein above and would be payable in cash, unless otherwise agreed among the parties, within 60 days after receipt of an invoice from Consultant.  Any expenses in excess of $500.00 in any calendar month for which Consultant would be entitled to receive reimbursement would require advance written approval by the Company.  The cost of all travel including airline ticketing, hotel accommodations and other related travel costs shall, at the election of Consultant, be prepaid by the Company.  The Company shall be responsible for the fees of accountants, outside legal counsel, other advisors and other services requested by the Company when pursuing a transaction.

9. Nonexclusivity of Consultants Undertakings.  The Company expressly understands and agrees that Consultant shall not be prevented or barred form rendering services of the same nature as or a similar nature to those described in this Agreement, or of any nature whatsoever, for or on behalf of any person, firm, corporation, or entity other than the Company.  Company understands and accepts that Consultant is currently providing consulting services to other private and public companies and will continue to do so during the term of this Agreement.  Company also understands and accepts that Consultant will seek new clients to provide its consulting services to during the term of this Agreement.

10. Disclaimer of Responsibility for Acts of the Company. The obligations of the Consultant described in this Agreement consists solely of the furnishing of information and advice to the Company. In no event shall Consultant be required by this Agreement to act as the agent of the Company or otherwise to represent or make decisions for the Company. All final decisions with respect to acts of the Company or its subsidiaries or affiliates, whether or not made pursuant to or in reliance on information or advice furnished by Consultant hereunder, shall be those of the Company or such subsidiary or affiliates, and the Consultant shall under no circumstances be liable for any expense incurred or loss suffered by the Company as a consequence of such decision.

                11. Limitation of Services. It is understood between the parties that neither the Consultant nor any of its partners or principals are providing legal service, accounting services, underwriting services, securities placement services, nor sale of securities, and such services must be retained by the Company at its own cost and expense. It is expressly acknowledged that Consultant will utilize its best efforts in performing the services contemplated hereby but no representations are made as to the ultimate success of any transaction or other action undertaken by the Company.

                12. Termination of Relationship. This Agreement shall, unless sooner terminated as provided herein below, continue until for the duration of the Consulting Period as defined in paragraph 1 herein above. Such term shall be renewed upon mutual agreement of the parties. This Agreement shall terminate upon the happening of any one of the following events:

A. Either Consultant or the Company may terminate this Agreement upon thirty (30) days written notice to the other that a material breach by the other of the terms or covenants of this Agreement shall have occurred and such breach shall not have been cured with in ten days after such notice.

B. Consultant shall have the right (but not the obligation) to terminate this Agreement upon written notice to the Company if it reasonably determines that the Company or any of its directors, officers or controlling shareholders has engaged in any unlawful, wrongful or fraudulent act.

C. Company shall have the right (but not the obligation) to terminate this Agreement upon written notice to the Consultant if it reasonably determines that the Consultant or any of its directors, officers, assignees, controlling shareholders or affiliates has engaged in any unlawful, wrongful or fraudulent act.

D. Consultant shall have the right (but not the obligation) to terminate this Agreement upon written notice to the Company if its shall determine that any material facts concerning the Company represented to it during the course of performing its services are misstated or untrue or that the Company has intentionally failed to provide Consultant with material facts concerning the Company.

                In the event of Termination, Consultant shall be entitled to accrued fees and expense reimbursements and shares earned prior to the termination of this Agreement.  The shares of the Company that have been delivered to Consultant and/or assigns by escrow Agent prior to notice of Termination are earned by Consultant.  In the event of Termination, the Escrow Agent shall return any shares that are held in escrow by Escrow Agent, pursuant to this Agreement, to the current members of the Board of Directors of the Company, which in turn shall effect the return of said shares to treasury or caused the cancellation of said shares.

                13. Miscellaneous.

A. Notices. Any notice or other communication required or permitted by any provision of this Agreement shall be in writing and shall be deemed to have been given or served for all purposes if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the parties as follows:

To Consultant:	Eurotrade Financial, Inc.
6371 Richmond, Suite 200
Houston, TX 77057

To the Company:	CytoGenix, Inc.
9881 S. Wilcrest
Houston, TX 77099

B. Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to the subject matter of this Agreement and supersedes all prior discussions between the parties.  There are no terms, obligations, covenants, express or implied warranties, representations, statements or conditions other than those set forth in this Agreement.  No variations or modification of this Agreement or waiver of any of its terms or provisions shall be valid unless in writing and signed by both parties.

C. Amendment. This Agreement shall not be modified or amended except by written agreement of the parties hereto.

D. Governing Law. Each of the provisions of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, excluding its laws relating to conflict of laws.

E. Counterpart. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement.

F. Delay; Partial Exercise. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

G. Severability. Should any part of the Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.  Should any material term of this Agreement be in conflict any laws or regulations, the parties shall in good faith attempt to negotiate a lawful modification of this Agreement which will preserve, to the greatest extent possible, the original expectation of the parties.

H.  Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Houston, Texas in accordance with the rules of the American Arbitration Association, and the judgment upon the award rendered may be entered in any court having jurisdiction thereon.

                14. Indemnification and Hold Harmless. In connection with Consultant’s performing the services enumerated herein above, Consultant and its partners and principals will to a great extent be relying on information provided the Company and its officers and directors. Although Consultant will be reviewing all materials provided to it in connection with performing its duties, Consultant will not be conducting an independent “due diligence review”. Consequently, as a condition to Consultant’s performing the task enumerated herein, the Company hereby agrees to indemnify and hold Consultant and its officers directors, partners and principals harmless against any losses, claims, damages, liabilities and expenses, whether joint or several and to defend them against any and all actions or causes of actions or threats of actions to which they may become subject and will reimburse them for any legal or other expenses including attorney’s fees and disbursements reasonably incurred by them in connection with investigation, preparing or defending any actions commenced or threatened or claim whatsoever whether or not resulting in any liability insofar as such are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any information provided to Consultant or (b) any omission or alleged omission of a material fact necessary to make any information provided to us not misleading.

                In witness whereof, the undersigned parties hereto have executed this Agreement on the dates set forth opposite their respective signatures.

Dated:	19 March 2002	CytoGenix, Inc, a Nevada corporation

		By:	/s/ Malcolm Skolnick
Its President

Dated	March 19, 2002	Eurotrade Financial, Inc.

		By:	/s/ W. Scott Thompson
Its President

Exhibit “A”

1.  On March ___, 2002, One Million (1,000,000) total shares shall be delivered by Escrow Agent to the following entities in the following amounts:

The Chasseur Corporation	200,000 shares
Camelot Lakes, Ltd.	200,000 shares
Hountoon, Ltd.	100,000 shares
Reification Trust	250,000 shares
Fulton Holdings, Ltd.	250,000 shares

2.  On March 31, 2002, Two Hundred Thousand (200,000) total shares shall be delivered by Escrow Agent to the following entities in the following amounts:

Chasseur Trust	40,000 shares
Hountoon, Ltd.	60,000 shares
Reification Trust	50,000 shares
Fulton Holdings, Ltd.	50,000 shares

3.  On April 30, 2002, One Hundred Thousand (100,000) total shares shall be delivered by Escrow Agent to the following entities in the following amounts:

Chasseur Trust	20,000 shares
Hountoon, Ltd.	30,000 shares
Reification Trust	25,000 shares
Fulton Holdings, Ltd.	25,000 shares

4.  On May 31, 2002, One Hundred Thousand (100,000) total shares shall be delivered by Escrow Agent to the following entities in the following amounts:

Chasseur Trust	20,000 shares
Hountoon, Ltd.	30,000 shares
Reification Trust	25,000 shares
Fulton Holdings, Ltd.	25,000 shares

5.  On June 28, 2002, One Hundred Thousand (100,000) total shares shall be delivered by Escrow Agent to the following entities in the following amounts:

Chasseur Trust	20,000 shares
Hountoon, Ltd.	30,000 shares
Reification Trust	25,000 shares
Fulton Holdings, Ltd.	25,000 shares

6.  On July 31, 2002, One Hundred Thousand (100,000) total shares shall be delivered by Escrow Agent to the following entities in the following amounts:

Chasseur Trust	20,000 shares
Hountoon, Ltd.	30,000 shares
Reification Trust	25,000 shares
Fulton Holdings, Ltd.	25,000 shares

7.  On August 30, 2002, One Hundred Thousand (100,000) total shares shall be delivered by Escrow Agent to the following entities in the following amounts:

Chasseur Trust	20,000 shares
Hountoon, Ltd.	30,000 shares
Reification Trust	25,000 shares
Fulton Holdings, Ltd.	25,000 shares

8.  On September 30, 2002, One Hundred Thousand (100,000) total shares shall be delivered by Escrow Agent to the following entities in the following amounts:

Chasseur Trust	20,000 shares
Hountoon, Ltd.	30,000 shares
Reification Trust	25,000 shares
Fulton Holdings, Ltd.	25,000 shares

9.  On October 31, 2002, One Hundred Thousand (100,000) total shares shall be delivered by Escrow Agent to the following entities in the following amounts:

Chasseur Trust	20,000 shares
Hountoon, Ltd.	30,000 shares
Reification Trust	25,000 shares
Fulton Holdings, Ltd.	25,000 shares

10.  On November 29, 2002, One Hundred Thousand (100,000) total shares shall be delivered by Escrow Agent to the following entities in the following amounts:

Chasseur Trust	20,000 shares
Hountoon, Ltd.	30,000 shares
Reification Trust	25,000 shares
Fulton Holdings, Ltd.	25,000 shares

11.  On December 31, 2002, One Hundred Thousand (100,000) total shares shall be delivered by Escrow Agent to the following entities in the following amounts:

Chasseur Trust	20,000 shares
Hountoon, Ltd.	30,000 shares
Reification Trust	25,000 shares
Fulton Holdings, Ltd.	25,000 shares

12.  On January 31, 2003, One Hundred Thousand (100,000) total shares shall be delivered by Escrow Agent to the following entities in the following amounts:

Chasseur Trust	20,000 shares
Hountoon, Ltd.	30,000 shares
Reification Trust	25,000 shares
Fulton Holdings, Ltd.	25,000 shares

Exhibit “B”

Investment Letter For Restricted Securities

CytoGenix, Inc., 9881 S. Wilcrest, Houston, TX 77099 (the “Company”) hereby acknowledges that it will is take any and all action necessary in order to make the exemption for the sale of  the shares issued in certificate number ________  (“the “Securities”) available, pursuant to Rule 144 of the United States Securities Act of 1933.  Further, the Company will take whatever action is necessary to meet all the requirements to maintain eligibility for its securities to be sold under Rule 144.

The Company hereby acknowledges that the entity/person (“Owner”) listed as owner of certificate number _______ was acquired for services rendered.

Owner’s rights to sell or otherwise transfer these Securities are restricted by the securities laws of the United States.  Owner has received the Securities for his /its own account, with the intention of holding them for investment purposes with no present intention of dividing or allowing others to participate in this security or reselling or otherwise participating directly or indirectly in a distribution of the Securities.

CytoGenix, Inc.

Malcolm Skolnick

President/CEO

Exhibit “C”

As of December 7, 2001 to the Company has authorized a Private Placement Offering of $500,000.00 at a per share price of $0.12 for a total issuance of 4,166,666 shares of Rule 144 common stock.

The Company has amended the Private Placement Offering to increase the authorized issuance of common stock up to $810,000.00 at a per share price of $0.12 for a total of 6,750,000 shares of Rule 144 common stock.

As of March 8, 2002 the total amount of shares issued from the current Private Placement is 3,319,521.